Oak Tree Educational Partners Engages American Capital Ventures for Investor Relations Services

NEW YORK, NY, June 8, 2011. Oak Tree Educational Partners (OTC: OTED), a for-profit education holding company, today announced that they have engaged the services of American Capital Ventures (“ACV”), a provider of comprehensive investor relations services to the micro and small cap community.

Joe Bianco, CEO and Co-Founder of Oak Tree, commented, “The growth we have seen in our sector of education is remarkable. Currently, our vocational schools are exceeding expectations and we anticipate more growth in the time ahead. In preparation for the year ahead, we have engaged American Capital Ventures, a trusted and well known investor relations firm catering to the small and micro-cap community, to assist us in increasing our visibility in the space, better communicating our story to the public, expanding our shareholder base and bringing more eyes to our stock. We are excited to be working with them to help communicate the value of Oak Tree to the education sector and overall investment community.”

Howard Gostfrand, President of American Capital Ventures, commented, "In light of the economy as well as the job market, for-profit education sector has seen substantial growth. Oak Tree is in a unique sector of the education market that we believe will continue to boom and their employed “acquire and grow” strategy is capable of capitalizing on this opportunity as well the fragmentation in the industry.”

“We are extremely pleased to be working with and collaborating alongside Oak Tree and its strong and experienced management team. The ACV team and Oak Tree are fully committed to increasing the company’s visibility in the for-profit education sector and further communicating the value and growth opportunity of Oak Tree and its subsidiary schools. We look forward to the time ahead,” concluded Mr. Gostfrand.

ABOUT OAK TREE EDUCATIONAL PARTNERS

Oak Tree Educational Partners is a publicly traded for-profit education holding company that acquires profitable proprietary educational training schools that demonstrate a leadership position in their respective markets. The Company's acquire-and-grow strategy utilizes its management expertise and corporate platform to reduce costs and capitalize on new revenue opportunities. The company currently operates in two markets: vocational training and test preparation. For more information, visit www.oaktreeeducation.com.

ABOUT AMERICAN CAPITAL VENTURES

American Capital Ventures (ACV) is a boutique investor relations firm founded on the principals of hard work, professionalism and integrity. Our company offers emerging growth companies a different, more comprehensive approach to investor relations. ACV delivers highly effective investor communications counsel in conjunction with developing tangible brokerage relationships for our clients.  Our goal is to allow management the ability to focus on their core business, while assisting them in communicating their message and develop their investor relationships. For more information, visit www.amcapventures.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company, its assets and business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of the Company, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the Forward-Looking Statements: (i) the inability to successfully recruit and retain students, (ii) the inability to finance acquisitions or integrate businesses the Company is able to acquire, (iii) the failure to maintain state authorizations or licenses, (iv)  the loss of key executives and operating managers, (v) the Company’s limited operating history and unproven long-term potential of its business, (vi) the risk of default under outstanding senior secured indebtedness, (vii) the inability to raise additional equity and working capital, (viii) the illiquidity and lack of trading of the Company's public securities; (ix) changes in overall economic conditions and (x) other relevant risks detailed in the Company's filings with the SEC. The information set forth herein should be read in light of such risks. Neither the Company nor any target companies or funds we intend to acquire assumes any obligation to update the information contained in this release.

Investor Relations Contact:

Howard Gostfrand
American Capital Ventures
305.918.7000
info@amcapventures.com
www.amcapventures.com